CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-239952 on Form S-6 of our report dated August 20, 2020, relating to the financial statement of FT 8856, comprising Dividend Growers and Tax-Advantaged Income Portfolio, Series 24, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 20, 2020